Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES

The following is a list of Teekay Offshore Partners L.P.’s significant subsidiaries as at December 31, 2011:

Name of Significant Subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
TEEKAY AUSTRALIA OFFSHORE HOLDINGS PTY LTD.	AUSTRALIA	100.00%
NAVION BERGEN L.L.C.	MARSHALL ISLANDS	100.00%
VARG L.L.C.	MARSHALL ISLANDS	100.00%
TPO SIRI L.L.C.	MARSHALL ISLANDS	100.00%
PIRANEMA PRODUCTION AS	MARSHALL ISLANDS	100.00%
PIRANEMA L.L.C.	MARSHALL ISLANDS	100.00%
NAVION GOTHENBURG L.L.C.	MARSHALL ISLANDS	50.00%
NAVION OFFSHORE LOADING AS.	NORWAY	100.00%
NORSK TEEKAY AS.	NORWAY	100.00%
NORSK TEEKAY HOLDINGS LTD.	MARSHALL ISLANDS	100.00%
TEEKAY EUROPEAN HOLDINGS S.A.R.L.	LUXEMBOURG	100.00%
TEEKAY NAVION OFFSHORE LOADING PTE. LTD.	SINGAPORE	100.00%
TEEKAY NETHERLANDS EUROPEAN HOLDINGS BV.	NETHERLANDS	100.00%
TEEKAY NORDIC HOLDINGS INC.	MARSHALL ISLANDS	100.00%
TEEKAY NORWAY AS.	NORWAY	100.00%
TEEKAY OFFSHORE OPERATING L.P.	MARSHALL ISLANDS	100.00%
UGLAND NORDIC SHIPPING AS.	NORWAY	100.00%